UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2025

Trio Petroleum Corp
(Exact name of registrant as specified in its charter)

Delaware	001-41643	87-1968201
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23823 Malibu Road, Suite 304

Malibu, CA 90265

(661) 324-3911

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TPET	The NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Convertible Notes Financing

Principal, Funding Amount and Net Proceeds of Convertible Notes Financing

On August 15, 2025, Trio Petroleum Corp (the “Company”) closed a private placement pursuant to which it issued a series of three (3) Unsecured Convertible Promissory Notes (the “Notes”) to three institutional investors (the “Investors”) in an aggregate principal amount of $1,200,000 (the “Notes Principal Amount”), having an aggregate original issue discount of $180,000, or 15%, resulting in an aggregate funding amount of $1,020,000 (the “Notes Funding Amount”). After the payment of $71,400 to Ladenburg Thalman & Co. Inc, as an exclusive placement agent fee, and $20,000 to reimburse the lead Investor for its legal fees, net proceeds of the financing was $928,600.

The Company has agreed to use the net proceeds from the sale of the Note for working capital and general corporate purposes only, unless otherwise approved in writing by each Investor with respect to its Note.

Prepayment of Notes

The Company may prepay all or any portion of the Notes at any time (without penalty or premium if prepaid on or before the maturity date of February 15, 2026). If, during the period the Notes remain outstanding, the Company raises any type of equity-related financing, the Investors have the right to request that an aggregate of up to 25% of the gross proceeds raised by the Company in any such financing be used to repay the outstanding amounts of the Notes.

Conversion of Notes

The Investors may request conversion of the Notes, at any time, into shares of common stock, par value $0.0001 per share, of the Company (the “Conversion Shares”). Additionally, the Company has the right to require the Investors to convert their Notes in the event that at such time, for each of the five (5) preceding trading days prior to such date (i) the daily volume weighted average price (“VWAP”) of the Company’s common stock on the NYSE American or any other principal securities exchange on which the common stock is then traded (the “Principal Exchange”) is greater than $0.85 (subject to adjustments for forward splits and reverse splits of the common stock and other similar recapitalizations, as well as such other adjustments as provided in the Notes), (ii) all of the Conversion Shares have been registered for resale under an effective registration statement filed with the Securities and Exchange Commission (“SEC”), and (iii) the daily dollar trading volume for the common stock on the Principal Exchange exceeds $500,000 per trading day; provided, however, that the amount subject to such conversion, under any of the Notes, shall not exceed twenty percent (20%) of the total dollar trading volume of the common stock during such 5-day period. Furthermore, any conversion may not result in the issuance of shares of common stock to an Investor, which would cause such Investor, along with its affiliates, to own more than 4.99% (9.99%, if elected by the Investor) of the Company’s then outstanding shares of common stock nor to exceed the maximum number of shares that such Investor may convert pursuant to its Note (the “Beneficial Ownership Limitation”).

Conversion Price and Maximum Number of Conversion Shares

The conversion price of the Notes is equal to the lesser of (i) $1.32 and (ii) 90% of the lowest daily VWAP of the common stock on the Principal Exchange, during the five (5) trading days prior to the date of a notice of conversion (a “Conversion Notice”). Notwithstanding the foregoing, the Conversion Price shall not be less than a floor price of $0.72, subject to certain adjustments, as provided in the Notes (the “Floor Price”). In the event that any Investor desires to convert its Note at a time when the applicable Conversion Price is less than the Floor Price, such Investor may request a reduction to the Floor Price to the then applicable Conversion Price, but, in any event, not less than $0.22, which is 20% of the closing price of $1.10 of the common stock on the Principal Exchange on the trading day immediately prior the original issuance date of the Notes. Upon any such reduction in the Floor Price, the Floor price of the other Notes shall be similarly reduced.

Notwithstanding any of the other terms of the Notes, the maximum number of shares of common stock which may be issued upon the conversion of all of the Notes is 1,679,127 shares (the “Maximum Number of Conversion Shares), which is equal to 19.99% of the 8,399,839 shares of the Company’s common stock issued and outstanding on the closing date of the private placement.

Certain Covenants The Notes also include the following covenants of the Company:

Subsequent Equity Sales. From the original issuance date of the Notes, until the date that is thirty (30) trading days after the effective date of the registration statement registering the Conversion Shares for resale (the “Registration Statement”), the Company is not permitted to directly or indirectly, without the consent of the Investors holding a majority of the principal amount of the Notes (a “Majority-in-Interest of the Notes”), enter into, issue, offer, announce, or agree to issue any, equity-linked securities, debt, or securities convertible into or exercisable for equity, including but not limited to any new equity line of credit, forward sale agreement, or other similar transaction. These issuance restrictions do not apply to an Exempt Issuance (as such term is defined in the Notes). The Company is also permitted to issue shares of common stock in an At-the-Market transaction registered with the SEC (“ATM”).

Variable Rate Transactions. From the original issuance date of the Notes, until the Notes have been fully repaid and/or converted, in full, the Company, unless it obtains the consent of holders of a Majority-In-Interest of the Notes, is prohibited from effecting or entering into any Variable Rate Transaction (as such term is defined in the Notes); provided that an ATM shall not be deemed to be a Variable Rate Transaction.

Event of Default

The Notes also contain customary provisions constituting an Event of Default and, if an Event of Default occurs, the Notes may be accelerated, in which case they will become due and payable, within ten (10) days after the Event of Default. Default interest shall also be payable at a rate of the lesser of eighteen percent (18%) per annum and the maximum applicable rate of interest provided by law (the “Applicable Rate of Interest”), until the earlier of (i) the date that the Event of Default has been cured or (ii) all amounts due and payable under the Notes, including such default interest, have been repaid and/or converted. Additionally, if an Event of Default occurs, the Investors have the right to convert the Notes at a Conversion Price equal to 80% of the lowest daily VWAP during the ten (10) trading days prior to the date of conversion, but not less than $1.10 per share, subject to the Beneficial Ownership Limitation and Maximum Number of Conversion Shares.

Registration Rights

Under the terms of the Notes and a registration rights agreement entered into by the Company with each of the Investors, dated August 15, 2025 (the “Registration Rights Agreement”), the Company has agreed to file a Registration Statement with the SEC to register the Conversion Shares under the Securities Act of 1933, as amended (the “Securities Act”), within twenty (20) trading days after the date that the financing has been funded and use its best efforts to have the Registration Statement to become effective within sixty (60) days after such filing date, and to use its commercially reasonable best efforts to keep the Registration Statement effective under the Securities Act until all of the Conversion Shares covered by such Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 (to the extent applicable). The Registration Rights Agreement also provides for the payment of partial liquidated damages by the Company to each Investor for failure to comply with certain filing dates and effectiveness dates, relating to the Registration Statement, in an amount equal to the product obtained when multiplying one percent (1%) by the funding amount paid by such Investor, on a monthly basis, until the failure has been cured. Interest is also payable, at the Applicable Rate of Interest, for any amounts not paid within seven (7) days after it becomes payable.

The above descriptions of the Notes and the Registration Rights Agreement are qualified in their entirety by the text of each of them, copies of which are attached as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3, and Exhibit 10.1 to this Current Report on Form 8-K, and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 is incorporated by reference into this Item 2.03 to the extent required.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above under Item 1.01, to the extent applicable, is hereby incorporated by reference herein. The offering and sale of the Notes was made in a private placement transaction exempt from registration in reliance on the exemption afforded the Company by Section 4(a)(2) and/or Rule 506(b) of Regulation D of the Securities Act, and the rules and regulations promulgated thereunder, and corresponding provisions of state securities or “blue sky” laws. The Notes were issued solely to institutional investors that are accredited investors, as defined in Rule 501(a) under the Securities Act. No general solicitation or advertising was conducted in connection with the offering.

Any Conversion Shares may be issued in reliance on an exemption from registration under the Securities Act or pursuant to an effective registration statement, depending on the circumstances at the time of issuance and in accordance with the terms of the Registration Rights Agreement.

None of the securities have been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements of the Securities Act. Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Unsecured Convertible Promissory Note, dated August 15, 2025, issued by Trio Petroleum Corp in the principal amount of $660,000, due February 15, 2026
4.2	Unsecured Convertible Promissory Note, dated August 15, 2025, issued by Trio Petroleum Corp in the principal amount of $270,000 due February 15, 2026
4.3	Unsecured Convertible Promissory Note, dated August 15, 2025, issued by Trio Petroleum Corp in the principal amount of $270,000, due February 15, 2026
10.1	Registration Rights Agreement, dated August 15, 2025, among Trio Petroleum Corp and purchasers thereto
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trio Petroleum Corp

Date: August 18, 2025	By:	/s/ Robin Ross
	Name:	Robin Ross
	Title:	Chief Executive Officer